UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 3000 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Sale of Convertible Senior Notes

As previously reported, on October 16, 2012, ZaZa Energy Corporation (the ‘Company’) commenced an offering of Convertible Senior Notes due 2017.  On October 22, 2012, the Company successfully completed the issuance and sale of $40,000,000 aggregate principal amount of 9% Convertible Senior Notes due 2017 (the ‘Notes’).  The Notes were sold in a private placement (the ‘Private Placement’) to investors that are ‘qualified institutional buyers’ and ‘accredited investors’ (as such terms are defined under the Securities Act), in reliance upon applicable exemptions from registration under Section 4(a)(2) of and Regulation D under the Securities Act of 1933, as amended (the ‘Securities Act’), pursuant to Note Purchase Agreements, dated October 16, 2012 (collectively, the ‘Note Purchase Agreement’) among the Company and the several purchasers that are signatories thereto (collectively, the ‘Purchasers’).  The Notes were issued to the Purchasers pursuant to an Indenture, dated October 22, 2012 (the ‘Indenture’), among the Company, certain subsidiary guarantors party thereto (the ‘Guarantors’), and Wilmington Trust, National Association, as trustee thereunder.  The Notes were sold to the Purchasers at a price of $950 for each $1,000 original principal amount thereof, for aggregate gross proceeds of $38.0 million.  The Company intends to use the net proceeds from the offering of the Notes, after discounts and offering expenses, of approximately $35.2 million to fund drilling capital expenditures and leasehold transactions and for general corporate purposes.

The Notes accrue interest from October 22, 2012 and mature August 1, 2017.  The Notes are the senior, unsecured obligations of the Company, bear interest at a fixed rate of 9.0% per year, payable semiannually in arrears on February 1 and August 1 of each year beginning February 1, 2013, and mature on August 1, 2017 unless earlier converted, redeemed or repurchased.

The Notes are convertible, at the option of the holder, at any time prior to the third trading day immediately preceding the maturity date, into shares of the Company’s common stock, par value $0.01 per share (the ‘Conversion Shares’), and cash in lieu of fractional shares of common stock.  The initial conversion rate will be 400.0000 shares per $1,000 Note, reflecting a conversion premium of approximately 32.28% of the closing price of the Company’s common stock on the pricing date of the offering, which equates to an initial conversion price of $2.50 per share.  In certain circumstances, after the occurrence of a fundamental change (as defined in the Indenture), the conversion rate shall be increased (according to the date of such fundamental change) for holders who convert their Notes on or after the effective date of such fundamental change.  In addition, upon the occurrence of a fundamental change, holders may require the Company to repurchase for cash of all or a portion of such holder’s Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

If a holder converts some or all of its Notes on or after May 1, 2013 but prior to August 1, 2017, in addition to the Conversion Shares, such holder will receive a coupon make-whole payment for the Notes being converted.  The coupon make-whole payment will be equal to the sum of the present values of the lesser of five semi-annual interest payments or the number of semi-annual interest payments that would have been payable on such converted Notes from the last day through which interest was paid on the Notes through July 31, 2017.  The Company may elect to pay such make-whole payment in either cash or, subject to shareholder approval if required under applicable stock exchange rules, shares of common stock, and if paid in shares of common stock, then the stock will be valued at 95% of the simple average of the daily volume weighted average prices for the common stock for the 10 trading days ending on and including the trading day immediately preceding the conversion date.

The Company may not redeem the Notes prior to August 1, 2015. Beginning August 1, 2015, the Company may redeem for cash all or part of the Notes if the last reported sale price of its common stock equals or exceeds 150% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date on which the Company delivers the notice of the redemption. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to, with certain exceptions, incur additional indebtedness or guarantees of indebtedness, and to dispose of assets, except under certain conditions and with certain exceptions, including contributions of assets to specified joint venture transactions.  In addition, the terms of the Indenture require that the Company file all reports customarily filed with the Securities and Exchange Commission (‘SEC’) within the time frames required by SEC rules and provide information to permit the trading of the Notes pursuant to SEC Rule 144A, and that all current and future domestic restricted subsidiaries (as defined in the Indenture) of the Company, except for immaterial subsidiaries, jointly and severally guarantee the Notes on a senior unsecured basis.  The Company will be able to designate a restricted subsidiary as an unrestricted subsidiary under specified conditions.

The Indenture contains customary events of default, including failure to pay interest after a 30 day grace period, failure to pay principal when due, failure to comply with certain covenants, such as the offer to repurchase upon a fundamental change, failure to comply with other covenants after a customary grace period, cross-defaults, judgment defaults and certain bankruptcy events. If an event of default on the Notes has occurred and is continuing, the principal amount of the Notes, plus any accrued and unpaid interest, may become immediately due and payable. Upon the occurrence of certain events of default, these amounts automatically become due and payable.

In addition, if the Company elects, the sole remedy for an event of default relating to the Company’s failure to comply with the SEC reporting requirements under the Indenture will, for the first 90 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes.  If the Company elects, such special interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes.

The Notes and Conversion Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.  In addition, the Company does not intend to file a registration statement for the resale of the Notes or any Conversion Shares.

Amendment to Securities Purchase Agreement with Senior Secured Noteholders

As previously reported, on February 21, 2012, the Company issued and sold Senior Secured Notes due 2017 in the aggregate principal amount of $100,000,000 and warrants to purchase shares of the Company’s common stock pursuant to a securities purchase agreement (the ‘Secured Purchase Agreement’) with the purchasers thereunder (collectively, the ‘Secured Purchasers’).  Effective October 16, 2012, the Company and the Secured Purchasers entered into a third amendment to the Secured Purchase Agreement (the ‘Third Amendment’), pursuant to which the Secured Purchase Agreement was amended to permit the incurrence of the debt arising under the Notes, revise certain defined terms in the Secured Purchase Agreement and in the warrants issued in connection therewith (the “Amended Warrants”), and make certain other changes.

The foregoing description of the Note Purchase Agreement, the Indenture, the Notes, the Third Amendment, and the Amended Warrants is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4, and 4.5, respectively, the terms of which exhibits are incorporated into this Item 1.01 by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Company’s entry into the Note Purchase Agreement, on October 22, 2012 the Company issued the Notes to the Purchasers. The terms of the Notes, including the maturity, interest payment terms and use of proceeds, are described more fully in Item 1.01 above, in the Indenture (filed herewith as Exhibit 4.2), and in the Form of Note (filed herewith as Exhibit 4.3), each of which is incorporated into this Item 2.03 by reference.

Item 3.02               Unregistered Sales of Equity Securities.

In connection with the closing of the transactions contemplated by the Note Purchase Agreement and the Indenture, on October 22, 2012, the Company issued the Notes to the Purchasers.  Each Note is convertible into shares of the Company’s common stock, as more fully described in Item 1.01 above.  The full descriptions of the Private Placement under Item 1.01 above, the Note Purchase Agreement (filed as Exhibit 4.1 hereto), the Indenture (filed as Exhibit 4.2 hereto), and the form of Note (filed as Exhibit 4.3 hereto), each of which contains more detail regarding the issuance of the Notes and the Conversion Shares that are issuable upon conversion of the Notes, are incorporated into this Item 3.02 by reference. All such securities were issued in reliance upon applicable exemptions from registration under Section 4(a)(2) of and/or Regulation D under the Securities Act only to investors that are ‘qualified institutional buyers’ and ‘accredited investors’ (as such terms are defined under the Securities Act).

Item 8.01               Other Events.

On October 17, 2012, the Company issued a press release announcing the pricing of the Private Placement of the Notes, as further described in Item 1.01 hereof. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

On October 22, 2012, the Company issued a press release announcing that it had completed the Private Placement of Notes described in Item 1.01 above.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Document

4.1*	Form of Note Purchase Agreement, dated as of October 16, 2012, by and among ZaZa Energy Corporation and purchasers thereunder

4.2*	Indenture, dated as of October 22, 2012, by and among ZaZa Energy Corporation, the Guarantors named therein, and Wilmington Trust, National Association, as trustee thereunder

4.3*	Form of 9% Convertible Senior Notes due 2017 of ZaZa Energy Corporation

4.4*	Waiver and Amendment No. 3 to Securities Purchase Agreement, dated effective as of October 16, 2012, by and among ZaZa Energy Corporation and the purchasers thereunder

4.5*	Form of Amended Warrant issued in replacement of warrants originally issued February 21, 2012 to the purchasers under the Secured Purchase Agreement

99.1*	Press Release of ZaZa Energy Corporation, dated October 17, 2012, regarding the pricing of the private placement of 9% Convertible Senior Notes due 2017

99.2*	Press Release of ZaZa Energy Corporation, dated October 22, 2012, regarding the closing of the private placement of 9% Convertible Senior Notes due 2017

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: October 22, 2012	By:	/s/ Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name of Document

4.1*	Form of Note Purchase Agreement, dated as of October 16, 2012, by and among ZaZa Energy Corporation and purchasers thereunder

4.2*	Indenture, dated as of October 22, 2012, by and among ZaZa Energy Corporation, the Guarantors named therein, and Wilmington Trust, National Association, as trustee thereunder

4.3*	Form of 9% Convertible Senior Notes due 2017 of ZaZa Energy Corporation

4.4*	Waiver and Amendment No. 3 to Securities Purchase Agreement, dated effective as of October 16, 2012, by and among ZaZa Energy Corporation and the purchasers thereunder

4.5*	Form of Amended Warrant issued in replacement of warrants originally issued February 21, 2012 to the purchasers under the Secured Purchase Agreement

99.1*	Press Release of ZaZa Energy Corporation, dated October 17, 2012, regarding the pricing of the private placement of 9% Convertible Senior Notes due 2017

99.2*	Press Release of ZaZa Energy Corporation, dated October 22, 2012, regarding the closing of the private placement of 9% Convertible Senior Notes due 2017

* Filed herewith.